Exhibit 99.2

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2006 Outlook Based on Forward	[LOGO]
Commodity Prices(1)

$ Millions

2006E(2)

Adjusted retail gross margin	$681
Open wholesale gross margin	1,182
Total open gross margin	$1,863

Total Expenses(3)	$1,123

Open EBITDA	$740

Impact of historical wholesale hedges(4)	$(422)

Emission allowance sales(5)	139

Adjusted EBITDA	$457

(1)   Based on forward commodity prices as of 3/8/06 plus January and February actuals.

(2)   Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings

(3)   Excluding interest, income taxes, and depreciation and amortization.

(4)   Includes remaining and closed power hedges, fuel hedges, long-term tolling purchases, and gas transportation

(5)   2006 emission allowances sales as of February 28, 2006.

0

Forward Market Data Used in Outlook

2006

NYMEX Gas ($/MMBtu)	7.70

Coal ($/MMBtu)	1.87

SO2 ($/ton)	966

NOX ($/ton)	1,989

Avg Plant to Hub Basis ($/MWh) (5x16)**	-5.20

PJM WHUB ($/MWh) (5x16)	66.64

CIN HUB ($/MWh) (5x16)	53.91

*       Based on forward commodity prices as of 3/8/06 plus January andFebruary actuals.

**     Forward plant to hub basis estimated by Reliant Energy utilizing forward market data and historical commodity relationships

2006E* Open Wholesale Key Earnings Drivers

Economic Generation (TWh)	Commercial Capacity Factor

[CHART]	[CHART]

Open Unit Margin ($/MWh)	Open Gross Margin ($MM)

[CHART]	[CHART]

*       Based on forward commodity prices as of 3/8/06 plus January and February actuals.

Wholesale Generation Detail

Economic Generation	2006
(MWh in the money)	MWh	% Economic
PJM Coal	23,849,823	81.8%
MISO Coal	7,923,112	71.5%
Total Coal	31,772,935	79.0%

PJM/MISO Gas	454,852	1.5%
West*	4,981,479	19.0%
Other	6,204,367	87.6%
Total Gas/Oil	11,640,698	18.2%

Total	43,413,633	41.7%

Commercial Capacity Factor	2006

PJM Coal	81.0%
MISO Coal	79.7%
Total Coal	80.7%

PJM/MISO Gas	86.2%
West*	94.2%
Other	86.5%
Total Gas/Oil	89.8%

Total	83.1%

Generation Volume	2006

PJM Coal	19,310,167
MISO Coal	6,315,059
Total Coal	25,625,225

PJM/MISO Gas	392,296
West*	4,690,595
Other	5,369,228
Total Gas/Oil	10,452,119

Total	36,077,344

* Excludes PPAs and tolling agreements.

Plant Margins

Unit Margin ($/MWh)	2006
PJM Coal	$33.48
MISO Coal	26.96
Total Coal	31.87

PJM/MISO Gas	20.11
West	0.63
Other	1.82
Total Gas/Oil	1.97

Total	$23.21

Energy Gross Margin ($MM)	2006
PJM Coal	$647
MISO Coal	170
Total Coal	817

PJM/MISO Gas	8
West	3
Other	10
Total Gas/Oil	21

Total	$837

Other Margin ($MM)	2006
PJM Coal	$35
MISO Coal	3
Total Coal	38

PJM/MISO Gas	29
West	177
Other	102
Total Gas/Oil	307

Total	$345

Historical Wholesale Hedge Detail(1)

2006

Total Closed Hedges (MWh)	4,620,800
Avg Sales Price	$54.06
Avg Buyback Price	$(94.04)
Total Closed Value ($MM)	$(185)

Total Remaining Hedges (MWh)	17,474,230 (2)
Avg Hedge Price	$50.07
Current Market Price	$(61.43)
Other ($MM)	$(0.1)
Total Remaining Hedge Value ($MM)	$(199)

Total Fuel Hedges (MMBtu)(3)	214,744,005
Avg Hedged Fuel Cost	$1.95
Avg Market Fuel Cost	$2.13
Fuel Hedge Value ($MM)	$38
Fuel Inventory Value ($MM)	$—
Total Fuel Value ($MM)	$38

Other Hedges
Tolling/gas transport ($MM)	$(77)

Total Hedge Value ($MM)	$(422)

(1)   Based on forward commodity prices as of 3/8/06 plus January and February actuals. Includes closed and remaining power hedges, fuel hedges, long-term tolling purchases, and gas transportation

(2)   On-peak (5x16) hedge volumes are 50% of the total; the balance are off-peak.

(3)   Fuel hedge data excludes Seward

SO2 Emission Allowances

	Vintage Year
Current Position (tons)	2006	2007	2008	2009	2010-2014

Allowances required for forward sales	204,648	84,557	16,018	12,039	24,077
Current allowances inventory	221,166	95,225	33,675	58,231	360,703	*
Excess inventory	16,518	10,668	17,657	46,192	336,625

Expected emissions	243,214	197,974	210,044

Emission Allowance Sales Since 9/1/05**	2006	2007	2008	2009

Allowances (tons)	27,200	50,000	125,500	94,444
Average price ($/ton)	$1,020	$1,073	$1,064	$1,079
Total proceeds from sales activity ($MM)	$28	$54	$133	$102

*       Total allowances are 721,405. Beginning in 2010, 2 allowances are required for 1 ton of emissions

**     Sales as of February 28, 2006

Adjusted Gross Margin Reconciliation(1)

	GAAP 2006	Adjusted 2006
Retail Energy:
Gross Margin (2)	$763	$763
Unrealized (gains)/losses on energy derivatives		(82)
Gross Margin	763	681

Operating Expenses (excluding fuel and cost of gas sold):
Operation and maintenance	232	232
Selling and marketing	100	100
Bad debt expense	75	75
Contribution margin - Retail Energy	356	274

Wholesale Energy:
Gross Margin (2) (3)	1,312	1,312
Unrealized (gains)/losses on energy derivatives		(130)
Open gross margin (2) (3)	1,312	1,182
Historical wholesale hedges	(422)
Gross Margin	890	1,182

Operating Expenses (excluding fuel and cost of gas sold):
Operation and maintenance	581	581
Contribution margin - Wholesale Energy	309	601

Consolidated:
Gross Margin (2)	1,653	1,863

Operation and maintenance	813	813
Selling and marketing	100	100
Bad debt expense	75	75
Contribution margin - Consolidated	665	875

Other general and administrative	137	137
Gains on sales of emission allowances, net	(139)	(139)
Depreciation and amortization	378	378
Operating income	289	499
Historical wholesale hedges		(422)
Operating income		77

(1)   Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings.

(2)   Revenues less purchased power, fuel and cost of gas sold.

(3)   Based on forward commodity prices as of 3/8/2006 plus January and February actuals.